SEC 873 (06/2003)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) July 22, 2003

Universal Ice Blast, Inc. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-32711 (Commission File Number)	88-0360067 (IRS Employer Identification No.)

533 South 6th Street Kirkland, WA (Address of principal executive offices)	98033 (Zip Code)

Registrant's telephone number, including area code (425) 893-8424

__________________________________________________________ (Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure

On July 17, 2003 the Company received notification from Mr. Sam Visaisouk that Mr. Visaisouk was resigning as the Chief Operating Officer, President, and Member of the Board of Directors.  The Company is engaged in assessing candidates to replace Mr. Visaisouk and strengthen its Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Ice Blast, Inc. (Registrant)
Date July 22, 2003	By: /s/ Rory Clarke Chairman and Chief Executive Officer